AMERICAN CONSUMERS, INC.
                                  P.O. Box 2328
                         Fort Oglethorpe, Georgia 30742


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               September 21, 2000


TO THE SHAREHOLDERS OF
AMERICAN CONSUMERS, INC.:

     The Annual Meeting of the Shareholders of American Consumers, Inc. ("ACI" or the "Company"), will be held on Thursday, September 21, 2000, at 3:00 p.m. (E.D.T.) at ACI's General Office, 418 Alamar Street, Fort Oglethorpe, Georgia, for the following purposes:

     1) To receive reports of officers pertaining to the operations of the Company during the fiscal year ended June 3, 2000;

     2)   To elect a Board of Directors consisting of seven (7) members; and

     3) To consider and act upon any other business that may properly come before the meeting.

     Only holders of record of ACI's Common Stock, $.10 par value, at the close of business on August 15, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.


                                                        AMERICAN CONSUMERS, INC.



                                                        Michael A. Richardson
                                                        Chairman


Dated: August 22, 2000

     PLEASE READ THE ATTACHED MATERIAL CAREFULLY, THEN COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

                            AMERICAN CONSUMERS, INC.
                                  P.O. Box 2328
                         Fort Oglethorpe, Georgia 30742

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               September 21, 2000

INFORMATION ABOUT PROXY

     The enclosed proxy is solicited by American Consumers, Inc. ("ACI" or the "Company"), for use at the Annual Meeting of Shareholders to be held at ACI's General Office, 418 Alamar Street, Fort Oglethorpe, Georgia, on Thursday, September 21, 2000 and at any adjournment or adjournments thereof (the "Annual Meeting"). The proxy agents named in the enclosed proxy have been selected by the Board of Directors. The expense of solicitation of proxies will be borne by ACI. The proxy and this proxy statement are being mailed to shareholders on or about August 22, 2000.

     Shares represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted (i) for the election of the Board of Directors' seven (7) nominees for director as set forth in this proxy statement and (ii) in the best judgment of the proxy agents, for such other matters as properly come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by submission of a later-dated, properly executed proxy, or by revoking the proxy in person and voting at the Annual Meeting. Any shareholder who attends the Annual Meeting may personally announce his intention to vote the shares standing in his name as record holder and vote such shares, and for purposes of such vote, suspend any proxy (other than an irrevocable proxy) theretofore given by him. Any written notice revoking a proxy should be sent to American Consumers, Inc., P.O. Box 2328, Fort Oglethorpe, Georgia 30742,
Attention: Reba S. Southern, Secretary.

PROPOSALS OF SECURITY HOLDERS FOR 2001 ANNUAL MEETING

     In accordance with current rules of the Securities and Exchange Commission, any shareholder wishing to submit a proposal for inclusion in the Company's Proxy Materials must submit the proposal to ACI at its General Office, 418 Alamar Street, Fort Oglethorpe, Georgia 30742, at least one hundred twenty (120) days in advance of the date corresponding with the date of the prior year's proxy statement. To submit proposals for inclusion in the Company's Proxy Materials for the Annual Meeting of Shareholders in 2001, shareholder proposals must be received by the Company not later than April 24, 2001.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

     Holders of record of ACI's Common Stock, $.10 par value (the "Common Stock"), at the close of business on August 15, 2000, will be entitled to notice of and to vote at the Annual Meeting. The number of shares of outstanding Common Stock entitled to vote as of August 15, 2000, was 835,618 shares having one vote each on all matters properly brought before the meeting, exercisable in person or by properly executed proxy. Cumulative voting is not permitted.

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote shall be the vote necessary to elect a director. Shares represented by proxies that reflect abstentions or represent "broker non-votes" (indications by brokers that they do not have discretionary authority to vote on a particular matter with respect to such shares) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting, assuming the presence of a quorum.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to each person known to ACI to be the beneficial owner of more than five percent (5 %) of its outstanding Common Stock and the amount and nature of such beneficial ownership by all directors and officers of ACI as a group, as of August 15, 2000.

                                                         Amount and Nature         Percent
                      Name and Address of                of Beneficial             of
Title of Class        Beneficial Owner                   Ownership (1) (2)         Class
--------------        -------------------                -----------------         -------

Common Stock          ZBR, Inc. (2)                      484,000                   57.92%
$.10 par value        P.O. Box 2328
                      Fort Oglethorpe, GA 30742

Common Stock          Michael A. Richardson (3)          499,570 (4) (5) (6)       59.78%
$.10 par value        P.O. Box 1230
                      LaFayette, GA 30728

Common Stock          Diana K. Richardson (3)            499,790 (4) (5) (6)       59.81%
$.10 par value        P.O. Box 1230
                      LaFayette, GA 30728

Common Stock          All Directors & Officers           511,672                   61.23%
$.10 par value        as a group (9 persons)
                      Fort Oglethorpe, GA 30742

(1) A person is deemed to be the "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if, under certain circumstances, a person has the right to acquire either voting power or investment power over such security through the exercise of an option or other contractual right. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. Except as otherwise noted, all shares included in the table are owned by the persons specified with sole voting and sole investment power.

(2) ZBR is a closely held corporation of which Michael A. Richardson and Diana
K. Richardson are officers and directors. ZBR owns 484,000 shares of Common Stock. Paul R. Cook, Executive Vice President and Treasurer of the Company, holds a 15% equity interest in ZBR but does not possess any voting or investment power with respect to shares of the Company's Common Stock held by ZBR.

(3) Diana K. Richardson is the wife of Michael A. Richardson. Thomas L. Richardson, a director of ACI, is the uncle of Michael A. Richardson.

(4) This includes 484,000 shares owned by ZBR as to which (s)he exercises shared voting and investment power. See note (2).

(5) This includes 11,115 shares held by a child of Michael A. Richardson and Diana K. Richardson, as to which they exercise shared voting and investment power.

(6) This includes 4,455 shares jointly owned by Michael A. Richardson and Diana
K. Richardson as to which they exercise shared voting and investment power.

ELECTION OF DIRECTORS

     Under ACI's By-Laws, not less than three (3) nor more than twenty-five (25) directors may be elected at the Annual Meeting. The Company's management recommends that the number of directors which shall constitute the Board of Directors be fixed at seven (7) for the ensuing fiscal year and that the seven
(7) nominees listed below be elected to serve for a term of one year or until their successors have been duly elected and qualified. If any of the nominees should become unavailable, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The management has no reason to believe that any of the nominees will become unavailable to serve. In any event, the enclosed proxy cannot be voted for a greater number of persons than the number of directors set by the shareholders.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

The information set forth below, in regard to the principal occupation or employment of each nominee during the past five (5) years and in regard to the beneficial ownership of securities of each nominee, has been furnished to the Company by the respective nominee.


Name and Position with ACI       Age     Principal Occupation or           Director Since    Shares Beneficially   Percent of Class
                                               Employment                                       Owned As Of
                                                                                             August 15, 2000 (1)
====================================================================================================================================
Michael A. Richardson (3)        54      Chairman of ACI effective              1973         499,570(2)(4)(5)(6)        59.78%
Chairman of the Board                    April 4, 1991;
President                                President of ACI since
Chief Executive Officer                  January, 1987.
Executive Committee

Paul R. Cook                     50      Executive Vice President/              1991                1,375                  *
Executive Vice President                 Treasurer since April 1991.
Treasurer                                Director of Capital Bank,
Executive Committee                      Fort Oglethorpe, GA
                                         since May 1993.

Virgil E. Bishop                 61      Vice President of ACI                  1987                 490                   *
Vice President                           since 1969.
Executive Committee

John P. Price                    79      Retired Pharmacist since               1968                4,400                  *
Audit Committee                          April, 1986; Pharmacist with
Compensation Committee                   Price Pharmacy prior to
                                         April, 1986.

Thomas L. Richardson (3)         70      Chairman and Former CEO of             1970                5,837                  *
Audit Committee                          Learning Labs, Inc.
Compensation Committee                   (distributor of educational
                                         equipment) since 1967
                                         (Retired).

Jerome P. Sims, Sr.              75      Physician                              1968                None                   *
Audit Committe
Compensation Committee

                                         Retired since 1995; Retail
Andrew V. Douglas                71      Counselor for Fleming                  1998                None                   *
Audit Committee                          Companies, Inc. prior to 1995.
Compensation Committee
====================================================================================================================================

Footnote references (1-6) are explained in the "Principal Shareholders" section.

*    Less than 1% of total common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors, and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 1999, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were satisfied, except for one transaction which was reported late by Paul R. Cook.

DIRECTORS' FEES AND ATTENDANCE

     The Board held four meetings in the fiscal year ended June 3, 2000. ACI has an Audit Committee which recommends, for approval by the Board of Directors, a firm of independent certified public accountants to serve as auditors for ACI, makes recommendations to the Board of Directors with respect to the scope of the annual audit, approves the services which the auditors render to ACI (without impairing the auditors' independence), and may undertake investigations of any matter of a financial nature and make recommendations to the Board of Directors with respect thereto. Present members of the Audit Committee are John P. Price, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims. This committee met once in the fiscal year ended June 3, 2000.

     The Board of Directors has appointed a Compensation Committee for the current fiscal year. The Compensation Committee will review the compensation of the Company's executive officers annually and may recommend changes in such compensation to the Board for approval. These functions were performed by the Audit Committee prior to the creation of the Compensation Committee for the 1997 fiscal year. Present members of the Compensation Committee are John P. Price, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims. The Compensation Committee met once during the fiscal year ended June 3, 2000. Only Jerome P. Sims attended fewer than 75 % of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committee on which he served.

     The Board of Directors does not have a nominating committee.

     All of the Company's Directors are compensated for their services as Directors at the rate of $300 per month.

EXECUTIVE COMPENSATION
                                                SUMMARY COMPENSATION TABLE

                                                    Annual Compensation
                                          --------------------------------------
                                                                Other
Name of Individual and Capacity                                 Annual
in which Such Individual Served    Year    Salary   Bonus (1)   Compensation (2)
-------------------------------    ----    ------   ---------   ----------------

Michael A. Richardson              2000   $85,860   $ - 0 -         $3,101
President and                      1999    84,240     - 0 -          3,994
Chief Executive Officer            1998    83,920     8,097          4,221



(1) The Company has a policy of awarding discretionary cash bonuses to selected officers of the Company based on the results of operations. The amounts of such bonuses are determined by the Board of Directors. Individuals receiving such bonuses do not participate in the determination of the amount, if any, to be awarded.

(2) The amount shown includes the personal use of company vehicles which are provided to certain officers and a 15 % discount on groceries purchased from ACI, provided to all officers, but does not include directors' fees of $300 per month.

     The Company does not provide any compensation to its executive officers pursuant to any long-term incentive plan. No executive officer of the Company received aggregate compensation in excess of $100,000 for the last completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. John P. Price, Thomas
L. Richardson, Andrew V. Douglas and Jerome P. Sims. No member of the Compensation Committee: (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had a direct or indirect material interest in any transaction in which the amount involved exceeded $60,000 to which the Company is, or during the last fiscal year was, a party. Thomas L. Richardson, a member of the Compensation Committee, is the uncle of Michael A. Richardson.

                           REPORT OF THE COMPENSATION

                       COMMITTEE OF THE BOARD OF DIRECTORS

                           OF AMERICAN CONSUMERS, INC.

     The Compensation Committee of the Board of Directors, composed of Messrs. John P. Price, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims, administers the Company's bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board. As part of its process of review, the Committee receives recommendations from the Company's senior management, including Mr. Richardson. The Committee has one regular meeting each year immediately preceding the Company's Annual Meeting of Shareholders to consider compensation, and meets on an as needed basis at other times during the year. The following is a report submitted by the Committee addressing the Company's compensation policies applicable to Michael A. Richardson, the Company's Chief Executive Officer, and its most highly compensated executive officers. No executive officer of the Company had aggregate annual salary and bonus in excess of $100,000 for the relevant period. Accordingly, no officer other than Michael A. Richardson is named in the preceding table.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS DURING FISCAL 2000

     The Company's Compensation Policies have been designed to attract and retain experienced and highly competent individuals and to provide adequate incentives to such individuals to contribute to the success and implementation of the Company's business strategies, while enhancing long-term shareholder value. Accordingly, compensation of the Company's executive officers and Chief Executive Officer consists of a base salary and benefits thought to be competitive within the retail grocery business as well as the opportunity to participate in an annual bonus explicitly related to Company performance. It is believed that the overall levels of compensation and benefits paid and provided to the Company's executive officers, including the Company's Chief Executive Officer, are competitive within the industry. Compensation of each of the Company's senior executives consists of two principal elements:

o    BASE SALARY

     Each executive officer is paid a base salary. The base compensation of Michael A. Richardson was increased from $83,920 to $84,240 for the 1999 fiscal year. The amount presented in the Executive Compensation Summary Compensation Table for fiscal 2000 represents base salary for fifty-three weeks. The base compensation of all executive officers for fiscal 2000 was not increased from fiscal year 1999 levels.

o    BONUS

     During 2000, the Company's executive officers were eligible to receive a discretionary cash bonus, pursuant to the Company's Bonus Plan ("Bonus Plan"). Under the Bonus Plan, a cash bonus may be established as a fixed percentage of the Company's pre-tax income for the year then ended. The size of the bonus therefore depends on the percentage established by the Company's Compensation Committee and upon the level of net income before tax achieved by the Company.

     The bonus percentage established by the Committee was 6% of the Company's net pretax income for the Chief Executive Officer. Accordingly, because the Company incurred a loss this year, no bonuses were paid to the company's executive officers.

o    CEO COMPENSATION

     As indicated above, compensation of the Company's executive officers is designed to be at a level which is competitive within the industry. The base salary is not directly or explicitly related to Company performance.

     Mr. Richardson's compensation in fiscal 2000 consisted of his base salary plus the opportunity to earn a bonus under the Bonus Plan. As noted above, the amount of such bonus to Mr. Richardson depends upon enhancement of overall shareholder values reflected by increases in the Company's earnings, and no bonus was paid this year due to the Company's loss for fiscal 2000.

John P. Price
Thomas L. Richardson
Andrew V. Douglas
Jerome P. Sims

COMMON STOCK PERFORMANCE

     As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance with a broad market equity index and with a peer group of companies. The Company's Common Stock is not actively traded, and accordingly, the stock prices assumed for the presentation in the accompanying graph are based on a small number of isolated trades.

     The peer group set forth in the graph represents all publicly traded companies appearing in the Value Line Retail Grocery Store industry group and, generally, represent companies that are significantly larger than ACI. The results of individual companies within the peer group have been weighted based on beginning of period market capitalization relative to the overall peer group.


    (Cumulative Total Return Graph appears here; plot points are as follows)

                          1995     1996      1997      1998      1999      2000

American Consumers, Inc.  $100   $104.04   $ 58.26   $ 58.26   $ 58.26   $ 58.26

S&P 500(R)                $100   $128.44   $166.22   $217.22   $262.89   $290.44

Peer Group                $100   $147.64   $170.19   $237.63   $277.97   $225.42

ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended June 3, 2000, including financial statements for the fiscal year and comparable periods, including the notes thereto, accompanies this Proxy Statement.

CERTAIN TRANSACTIONS

     During the fiscal year ended June 3, 2000, the Company borrowed an additional $22,353 and repaid $53,800 of the outstanding principal balance on unsecured notes payable to Michael A. and Diana K. Richardson and to Matthew Richardson, son of Michael A. Richardson. The principal balances remaining on such notes as of the end of the 2000 fiscal year, following such additional borrowing and repayment, are $62,239 and $56,480, respectively, and the interest rate on the borrowing at any given time is set at .25% less than the then-current base rate charged the Company by its principal lender.

OTHER MATTERS

     Upon recommendation of the Audit Committee (composed of Messrs. Sims, Douglas, Price and Thomas L. Richardson), the Board of Directors has selected the firm of Hazlett, Lewis and Bieter as independent certified public accountants to examine and report upon the financial statements of the Company for the fiscal year ending in 2001. Such selection is subject to the negotiation of a reasonable fee for services to be rendered by the firm. A representative of Hazlett, Lewis and Bieter is expected to be present at the Annual Meeting to be available to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

     Reports of officers will be received by the Company's shareholders at the Annual Meeting; such receipt will not constitute approval of the matters referred to in such reports.

     The management knows of no matters to be presented for action at the Annual Meeting other than fixing the number of directors at seven (7) and the election of directors for the ensuing fiscal year. If other matters should come before the meeting, the enclosed proxy confers upon the persons named therein discretionary authority to vote such proxies in respect to any such other matters in accordance with their best judgment.




Dated: August 22, 2000

                            AMERICAN CONSUMERS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                               September 21, 2000

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


     Michael A. Richardson and Paul R. Cook, and each of them, with full power to act alone in the absence of the other, are hereby authorized to vote the shares of the undersigned in American Consumers, Inc. ("ACI" or the "Company") at its Annual Meeting of Shareholders to be held Thursday, September 21, 2000, or at any adjournment or adjournments thereof (the "Annual Meeting"), upon the matters set forth below in the manner indicated and at the discretion of the persons named above on any other matter or matters which may properly come before said meeting or any adjournment or adjournments thereof and require the vote of shareholders:

1.   ELECTION OF DIRECTORS

     WITH ( ) WITHOUT ( ) authority to fix the number of directors for the ensuing fiscal year at seven (7) and to vote for the election of the entire group of persons nominated for election to the Board of Directors (except as indicated below), consisting of John P. Price; Michael A. Richardson; Thomas L. Richardson; Paul R. Cook; Jerome P. Sims, Sr.; Andrew V. Douglas; Virgil E. Bishop; or for such substitute nominee or nominees named by the Board of Directors at the Annual Meeting if any of the foregoing nominees is unable to serve or will not serve.

(You may withhold authority to vote for any nominee listed above by entering his name in the space below.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If this proxy is executed and returned, it will be voted in accordance with your instructions indicated above unless revoked. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED AFFIRMATIVELY FOR EACH OF THE LISTED NOMINEES.

     The proxy may be revoked by you at any time before it is voted, and will in no way interfere with your right to vote in person if you attend the meeting.

IF ANY OF THE FOREGOING NAMED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IS UNABLE TO SERVE OR WILL NOT SERVE, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE AT THE ANNUAL MEETING FOR SUBSTITUTE NOMINEES SELECTED BY THE BOARD OF DIRECTORS.

This proxy should be dated, signed by the shareholder, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                                    DATED ________________, 2000

                                                    ____________________________

                                                    ____________________________
                                                    Signature of Shareholder